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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements (File Nos. 333-37803, 333-67039, 333-17243, 333-17245
and 333-48163).

                                          Arthur Andersen llp

Atlanta, Georgia
March 26, 1999